EXHIBIT 10.15

LEASE AGREEMENT

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                                      LEASE

         THIS LEASE, made this 12th day of July 2001 by and between Norman Adams, Tony Anderson and Doug Kenimer, party of the first part (hereinafter called "Landlord"); and Chestatee State Bank, party of the second part (hereinafter called "Tenant").

                               W I T N E S S E T H


     1. Premises. The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereafter mentioned, provided for and contained, to be paid, kept and performed by the Tenant, has leased and returned, and by these presents leases and rents, unto the said Tenant, and said Tenant hereby leases and takes upon the terms and conditions which hereafter appear, that certain property located in Lumpkin County, Georgia, commonly known as 450 D. North Grove Street (hereinafter called the "Premises").

     2. Term. The Tenant shall have and hold the Premises for a term of not more than one year(s), commencing on the 1st day of August, 2001 and ending on the 31st day of July, 2003 with option to renew.

     3. Rental. Tenant agrees to pay to Landlord, at the office of Landlord a monthly rental in the amount of Seven Hundred Fifty Dollars ($750.00), which shall be paid promptly n the first day of each month during the duration of this Lease. Any payment not made by the first of each month shall accumulate a late fee of Five Dollars ($5.00) per day for each day late, and if applicable, a service charge of Twenty Dollars ($20.00) for any returned check. Landlord shall charge a Fifty Dollar ($50.00) cleaning fee upon termination of the Lease. Rent shall be due and payable at the office of Norman Adams, 112 North Park Street,
P. O. Box 98, Dahlonega, GA 30533-1732 or such other place as may be designated by Landlord from time to time in writing.

     4. Tenant further agrees that:

          a) Upon the expiration of the Lease it shall return possession of the leased premises in its present condition, reasonable wear and tear excepted. Tenant shall commit no waste to the leased property.

          b) Tenant shall not make any material or structural alterations to the leased premises without Landlord's prior written consent [except for] minor changes including adding a door and painting walls at Tenant's expense.

          c) Tenant shall comply with all building, zoning and health codes, and other applicable laws for the use of said leased premises.

          d) Tenant shall not conduct on premises any activity deemed extra hazardous, or a nuisance, or requiring an increase in fire insurance premiums.

          e) Tenant shall not have any pets on the premises.

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     5. Utility Bills. Tenant shall pay all utility bills, including but not limited to electricity and water bills for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith.

     6. Use of Premises. Premises shall be used for purposes of office or such other purposes as the Premises are used for on the date hereof, and no other. Premises shall not be used for any illegal purposes, nor or in any manner to create any nuisance or trespass.

     7. Non-Liability for Fire or Casualty Damage. Notwithstanding any other provisions of the Lease, Landlord shall not be required to repair or restore or be obligated to pay for the repair or restoration of any loss or damage, including contents in demised premises, due to fire or other insurable casualty, however the same may be caused, unless due to the gross negligence of Landlord.

     8. Destruction of or Damage to Premises. If the Premises are totally destroyed by storm, fire, lightning, earthquake, or other catastrophe, this Lease shall terminate as of the date of such destruction.

     9. Right to Enter. Landlord or its agents shall have the right at all reasonable times to enter the leased premises to show it to prospective tenants or purchasers and to make inspections, repairs or for the benefit of the welfare of the premises.

     10. Indemnity. Tenant agrees to, and hereby does, indemnify and save Landlord and its servants, agents and employees harmless against any and all claims or damages to persons or property sustained by Tenant, Tenant's agents, servants, employees, guests, or any third person or persons whomsoever, while on the leased pr4emises as a result of negligence or other conduct, by reason of Tenant's use or occupancy of the Premises, and Tenant further agrees to pay all expenses incurred by Landlord because thereof, including attorneys' fees and court costs.

     11. Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose as therein leased, shall be condemned by any legally constituted authority for any public use of Premises, then the term hereby granted shall cease from the date when possession thereof is taken by such public authority.

     12. Assignment and Subletting. Tenant shall not sublease or assign all or any portion of the Premises during the term hereof without Landlord's prior written consent.

     13. Removal of Personalty and Fixtures. Tenant may prior to the expiration of this Lease, remove any and all personalty which Tenant has placed in the Premises. Tenant may not at any time remove any fixtures from the Premises regardless of whether Tenant was responsible for the purchase or installation of such fixtures.

     14. Events of Default. The happening of any one or more of the following events (hereinafter any one of which would be referred to as an "Event of Death") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part

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of Tenant: (i) Tenant fails to pay the rental as provided for herein; (ii)
Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease.

     15. Remedies upon Default. Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, separately or concurrently, without notice (except as may be specifically provided otherwise) and without prejudice to any other remedy herein provided or provided by law: if the Event of Default involves nonpayment of rental, and Tenant fails to cure such Default within ten days after receipt of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than payment of rental, and Tenant fails to cure such default within thirty (30) days after receipt of written notice of default from Landlord, this Lease will automatically terminate upon Landlord giving written notice to Tenant and, upon such termination Landlord shall be entitled to recover from the Tenant damages in an amount equal to all rental or other monetary obligations then due and payable under this Lease.

     16. Mortgagee's Rights. Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord. Tenant shall, if requested by Landlord, execute a separate agreement reflecting such subordination.

     17. No Estate in Land. This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only use of property, not subject to levy and sale, and not assignable by Tenant.

     18. Holding Over. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of the Lease; and there shall be no renewable of this Lease by operation of law. If Tenant remains in possession of Premises after expiration of the term without Landlord's acquiescence, then Tenant shall be a Tenant at sufferance and, commencing on the day following day of such expiration, Tenant shall be liable for any and all damages, costs, expenses, fees, claims or charges which Landlord may incur as a consequence thereof.

     19. Rights Cumulative End. All rights, powers and privileges conferred under or upon the parties hereto shall be cumulative and not restricted by those given by law.

     20. Waiver of Rights. No failure of the Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

     21. Repairs. Landlord will make necessary repairs to Property with reasonable promptness after receipt of written notice from tenants for major deficiencies which create unsafe or uninhabitable conditions. Major repairs shall include: electrical, plumbing, heating, cooling or structural defects.

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     22. Time of the Essence. Time is of the essence of this Lease.

     23. Extension of Term. The tenant shall have the right to elect, by thirty
(30) days written notice to the Landlord, to extend the term of this Lease by an additional _______ months, during which extension all of the terms of this Lease shall remain in full force and effect. The option to extend this Lease contained in this Paragraph may be exercised only once.


     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.



TENANT:    /s/   J.R. Fields      (SEAL)
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           /s/  Wyman Walden      (SEAL)
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LANDLORD:  /s/  Norman Adams      (SEAL)
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                                  (SEAL)
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                                  (SEAL)
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